UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    _________________________________________

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported):  DECEMBER 16, 2002

                        Commission File Number:  1-10813


                          PLM EQUIPMENT GROWTH FUND III
             (Exact name of registrant as specified in its charter)



     CALIFORNIA              68-0146197
(State  of  jurisdiction     (I.R.S.  Employer
    of  Incorporation)     Identification  No.)


                         235 3RD STREET SOUTH, SUITE 200
                            ST. PETERSBURG, FL 33701
               (Address of Principal Executive Offices) (Zip Code)

     Registrant's  telephone  number,  including  area  code:  (727)  803-1800


ITEM  5.     Other  Events.
--------

     On December 16, 2002, PLM Equipment Growth Fund III (the "Partnership") distributed $0.58 per unit in cash generated from the operations of the Partnership and the disposition of equipment. In total, $6,026,633.22 was distributed to the general and limited partner unitholders of the Partnership.

     On December 31, 2002, the Partnership completed its liquidation and dissolution pursuant to a Plan of Dissolution and Liquidation (the "Plan"), which provided for the liquidation of the assets of, and the dissolution of, the Partnership.

     In furtherance of the Plan, the Partnership entered into a Liquidating Trust Agreement (the "Liquidating Trust Agreement") with PLM Financial Services, Inc., the General Partner of the Partnership (the "Trustee"), as trustee of the PLM Equipment Growth Fund III Liquidating Trust (the "Liquidating Trust"). As of December 31, 2002, the general and limited partner unitholders of the Partnership received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder's Partnership units.

     In accordance with the Plan and the Liquidating Trust Agreement, the Partnership has transferred all of its remaining cash and non-cash assets and all of its remaining liabilities to the Liquidating Trust. On December 31, 2002, the Partnership filed a Certificate of Cancellation with the Secretary of State of the State of California.

Item  7.     Financial  Statements  and  Exhibits.
--------

     (c)  Exhibits

     2.1     Plan  of  Dissolution  and  Liquidation
     10.2     Liquidating  Trust  Agreement



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM  EQUIPMENT  GROWTH  FUND  III
By:   PLM  Financial  Services,  Inc.,
     its  General  Partner


By:  /s/Richard K Brock
RICHARD K BROCK
CHIEF FINANCIAL OFFICER
(PRINCIPAL FINANCIAL OFFICER)

Date:     December  31,  2002

                                  Exhibit Index
                                  -------------

Exhibit  2.1     Plan  of  Dissolution  and  Liquidation  (filed  herewith)

Exhibit  10.2     Liquidating  Trust  Agreement  (filed  herewith)